Exhibit 10.1

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

THIRD AMENDMENT TO LICENSE AGREEMENT

This Third Amendment to the License Agreement (as defined below) (the "Third Amendment") is made and entered into as of the 12th day of September 2014 (“Third Amendment Effective Date”).

BETWEEN:

(1)    Alkermes Science One Limited, a company incorporated under the laws of Ireland, having its registered office at Connaught House, 1 Burlington Road, Dublin 4, Ireland, which has changed its name to Daravita Limited (“Daravita”); AND

(2)    Zogenix, Inc., a Delaware corporation, having its principal place of business at 12400 High Bluff Drive, Ste. 650, San Diego, California, USA 92130 (“Zogenix”).

RECITALS:

WHEREAS, Elan Pharma International Limited (“EPIL”) and Zogenix entered into a license agreement on November 27, 2007, which was amended pursuant to the First Amendment to License Agreement dated September 28, 2009 and the Second Amendment to License Agreement dated March 12, 2013 (“License Agreement”), wherein EPIL granted Zogenix a license under Elan Intellectual Property to import, use, offer for sale and sell the Product (as defined in the License Agreement) in the Field (as defined in the License Agreement) in the Territory (as defined in the License Agreement), and, in certain limited circumstances, to make or have made Product in the Field in the Territory, in each case on the terms and conditions set forth in the License Agreement (capitalized terms used in this Third Amendment but not defined herein shall have the meaning set forth in the License Agreement);

WHEREAS, on August 2, 2011, EPIL assigned all of its rights and obligations to the License Agreement to EDT Pharma Holdings Limited, which has subsequently changed its name to Alkermes Pharma Ireland Limited (“APIL”); and

WHEREAS, on May 8, 2014, pursuant to Clause 16.3.1 of the License Agreement, APIL assigned all of its rights and obligations to the License Agreement to its Affiliate, Daravita;

WHEREAS, Zogenix and Daravita desire to amend the License Agreement as set forth herein, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Daravita and Zogenix hereby agree as follows:

1.	Amendments. As of the Third Amendment Effective Date, Daravita and Zogenix hereby amend the following sections of the License Agreement:

1.1.	The following definitions are as set forth below (and to the extent previously defined in the License Agreement, shall supersede such previous definitions):

“ “Altus” means Altus Formulation Inc., and its successors, assigns or transferees under the Altus Agreement.”

“ “Altus Agreement” means (a) as of the Third Amendment Effective Date, the Development and Option Agreement dated November 1, 2013 between Altus and Zogenix, as amended or supplemented pursuant to the terms thereof (the “D&O Agreement”), and (b) following the exercise by Zogenix of the Option under the D&O Agreement, includes the License Agreement (as defined in the D&O Agreement), as amended or supplemented pursuant to the terms thereof (the “Altus License Agreement”).”

“ “Altus Know-How” means scientific, pharmaceutical or technical information, data, discovery, invention (whether patentable or not), know-how, show-how, substances, techniques, processes, systems, formulations, designs and expertise which is not generally known to the public and not included in the Altus Patents that Altus owns, licenses or controls during the Option Period (as defined in the D&O Agreement) and/or throughout the term of the Altus License Agreement that is necessary or useful for the development, manufacture or commercialization of the Altus Product. It is expressly acknowledged by the Parties that Altus Know-How shall not include (i) Zogenix Patents or Zogenix Know-How or (ii) Elan Patents or Elan Know-How.”

“ Altus Patents” means all Patents that Altus owns, licenses or controls during the Option Period (as defined in the D&O Agreement) and/or throughout the term of the Altus License Agreement that claim or cover the development, manufacture or commercialization of the Altus Product. For the avoidance of doubt, Altus Patents do not include (a) the Elan Patents or other patent rights granted to Zogenix by Elan or its Affiliates under this Agreement or any Related Agreement or (b) the Zogenix Patents.”

“ “Altus Product” means Licensed Product (as defined in the Altus Agreement).”

“ “Altus Product NSP” means the total Net Sales of the Altus Product for a given strength of the Altus Product divided by the number of units of such Altus Product sold for the given period.”

“ "Altus Product Regulatory Approval" means the final approval to market the Altus Product in the Territory, including any approval which is required to launch the Altus Product in the normal course of business.”

“ “Competitive Product” means [***].”

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“ “Elan Know-How” means any and all rights owned, licensed or controlled by Elan as of the Effective Date or during the Term to any scientific, pharmaceutical or technical information, data, discovery, invention (whether patentable or not), know-how, show-how, substances, techniques, processes, systems, formulations, designs and expertise which is not generally known to the public and is exclusively related to (a) the Product and/or the Altus Product or (b) the manufacturing processes used in making the Product and/or the Altus Product. It is expressly acknowledged by the Parties that Elan Know-How shall not include (i) Zogenix Patents or Zogenix Know-How or (ii) Altus Patents or Altus Know-How.”

“ “[***]” means [***].”

“ “In Market” means the sale of the Product or the Altus Product, as applicable, in the Territory by Zogenix, a Zogenix Affiliate or, where applicable, by a permitted sublicensee or subcontractor, to an unaffiliated Third Party, such as a wholesaler, distributor, managed care organisation, hospital or pharmacy which effects the final commercial sale to the end-user consumer of the Product or the Altus Product, as the case may be, and shall exclude (a) the transfer of the Product or the Altus Product by one Zogenix Affiliate to another Zogenix Affiliate or a permitted sublicensee or subcontractor, (b) the transfer of the Product in connection with the R&D Program or other clinical studies conducted by or on behalf of Zogenix, a Zogenix Affiliate or permitted sublicensee, or (c) the transfer of the Altus Product in connection with clinical studies conducted by or on behalf of Zogenix, a Zogenix Affiliate or permitted sublicensee.”

“ "Net Sales" means, subject to the provisions of Clause 10.4, the aggregate gross In Market sales amounts billed in accordance with Zogenix's standard accounting principles that are in accordance with US GAAP, calculated separately on a Product and Altus Product basis, less the following deductions determined in accordance with Zogenix's standard accounting principles that are in accordance with US GAAP, with such deductions made separately on a Product and Altus Product basis:

[***]”

“ “Notional Altus Product NSP” means the estimated Altus Product NSP of a given strength of the Altus Product at the applicable time, which shall be provided by Zogenix to Elan, if the Parties have executed an Altus Product Supply Agreement, within [***] prior to commencement of [***] (or, for the launch year of the Altus Product, within [***] prior to the [***]). “

“ “Option” means the option set forth in Section 2.2 of the D&O Agreement.”

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“ “Product” means the oral controlled release capsule or tablet formulation(s) incorporating Elan Intellectual Property and/or the technology of the Elan Oral Controlled Release Patents and Compound where Compound is the sole active ingredient in the formulation. Notwithstanding the foregoing, the Altus Product is not a Product and the Product is not an Altus Product.”

“ “[***]” means [***].”

“ “Zogenix Know-How” means any and all rights owned, licensed or controlled by Zogenix as of the Effective Date or during the Term to any scientific, pharmaceutical or technical information, data, discovery, invention (whether patentable or not), know-how, show-how, substances, techniques, processes, systems, formulations, designs and expertise which is not generally known to the public and is not exclusively related to (a) the Product, (b) the manufacturing processes used in making the Product, (c) Elan Oral Controlled Release Patents or (d) Altus Patents. It is expressly acknowledged by the Parties that Zogenix Know-How shall not include (i) Elan Patents, Elan Know-How or any other license or other rights granted to Zogenix by Elan or its Affiliates under this Agreement or any Related Agreement or (ii) Altus Patents or Altus Know-How.”

“ "Zogenix Patents" means any Patents owned, licensed or controlled by Zogenix as of the Effective Date or during the Term claiming subject matter that is related to the sale or offer for sale of the Compound within the Field or methods of use of the Compound within the Field or packaging of the Product and/or the Altus Product. For the avoidance of doubt, Zogenix Patents do not include (a) the Elan Patents or other patent rights granted to Zogenix by Elan or its Affiliates under this Agreement or any Related Agreement or (b) the Altus Patents. As of the Effective Date, there are no Zogenix Patents.”

1.2.	Clause 2.1, by adding the third and fourth sentences set forth below:

“Subject to the terms of this Agreement, Elan hereby grants to Zogenix for the Term (i) an exclusive license to the Elan Know-How to develop, manufacture, use, offer for sale, sell and import the Altus Product in the Field in the Territory, (ii) a non-exclusive license to the Elan Know-How to develop the Altus Product in Canada for manufacture, use, offer for sale, sale and import in the Field in the Territory, and (iii) a non-exclusive license to [***]. This license shall terminate if Zogenix does not exercise the Option under the D&O Agreement or upon the termination of the Altus Agreement. If at any time the license of the [***] for [***] granted by [***], then [***]. For the avoidance of doubt, the license granted pursuant to this Clause 2.1 does not include any right to practice and use the Elan Know-How, [***] outside the parameters explicitly set forth in
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this license grant. In addition, Zogenix agrees that it will amend the Altus Agreement to obligate Altus to use commercially reasonable efforts to negotiate with [***] a license under the Altus Know-How and Altus Patents for the Altus Product in [***] to use commercially reasonable efforts to negotiate such a license with Altus. For clarity, if either Altus or [***] fails to agree to use such commercially reasonable efforts, then the other shall have no obligation to do so.”

1.3.	The lead-in of Clause 2.2 as set forth below:

“Sublicensing. Zogenix shall be entitled to grant sublicenses in respect of its rights to the Elan Intellectual Property granted pursuant to Clause 2.1. Sublicenses with respect to Product shall be subject to the conditions set forth in Clauses 2.2.1 and 2.2.2 below. Any sublicense to Altus or other sublicensee with respect to only the Altus Product shall be subject to the conditions set forth in Clause 2.2.2, other than the limitation set forth in Clause 2.2.2.4.1 on granting a sub-sublicense with respect to the Altus Product. Any sub-sublicense with respect to only the Altus Product shall be subject only to the following conditions: (a) Altus or any other sublicensee shall enter into a written agreement with each Altus Product sub-sublicensee which is consistent with the terms of this Agreement insofar as they are applicable, mutatis mutandis (with Altus or such sublicensee permitted to grant a sub-sublicense with respect to the Altus Product), and which contains terms that are no less restrictive than those contained in this Agreement on audit, inspection, and confidentiality; and (b) Altus or any other sublicensee shall ensure that Elan Confidential Information is only disclosed to permitted Altus Product sub-sublicensees to the extent that each such sub-sublicensee needs it to fulfil obligations and exercise rights under its sub-sublicense agreement.”

1.4.	Clause 2.3 as set forth below:

“Elan Covenant. Elan covenants for itself and its Affiliates not to assert any claim of Patent infringement (including direct infringement, contributory infringement and inducing infringement) in the Territory against Zogenix, any Affiliate of Zogenix or any permitted sublicensee under [***] as a result of Zogenix, any Affiliate of Zogenix, or any permitted sublicensee exercising the rights granted to Zogenix under this Agreement or any Related Agreement or under the D&O Agreement (as it exists on the Third Amendment Effective Date), for so long as (i) Zogenix and its Affiliates, sublicensees and subcontractors are not in material breach of this Agreement or any Related Agreements and/or (ii) this Agreement has not been terminated.

In addition, Elan covenants for itself and its Affiliates not to enter into an agreement granting rights to a Third Party that would enable said Third Party to assert any claim of Patent infringement (including direct

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infringement, contributory infringement and inducing infringement) in the Territory under [***] against Zogenix, any Affiliate of Zogenix, or any permitted sublicense as a result of Zogenix, any Affiliate of Zogenix or any permitted sublicensee exercising the rights granted to Zogenix under this Agreement or any Related Agreement or under the D&O Agreement (as it exists on the Third Amendment Effective Date), for so long as (i) Zogenix and its Affiliates, sublicensees and subcontractors are not in material breach of this Agreement or any Related Agreements and/or (ii) this Agreement has not been terminated. “

1.5.	Clause 3.3.2.1 as set forth below:

“Subject to Clause 3.3.3, Elan shall have the first right to enforce Elan Patents or Elan Know-How against Third Parties (other than the Elan Know-How with respect to the Altus Product) Elan shall keep Zogenix reasonably informed of and shall not settle any administrative proceedings or litigation relating to Elan Patents or such Elan Know-How (the "Proceedings") in a manner which would materially adversely affect the rights licensed to Zogenix under this Agreement without the prior consent of Zogenix, not to be unreasonably withheld, conditioned or delayed.”

1.6.	Clause 3.6.2.1 as set forth below:

“At Elan’s request, Zogenix shall prominently display the Elan Trademark on the packaging and labelling of the Product and on promotional materials in relation to the Product to acknowledge that the Elan Intellectual Property has been applied in developing and manufacturing the Product; provided, however, on and after the Third Amendment Effective Date, at Elan’s request, Zogenix shall use Commercially Reasonable Efforts to remove, to the extent permitted by law, the Elan Trademark from the packaging and labelling of the Product and from promotional materials in relation to the Product, taking into account Zogenix’s inventory of such packaging, labelling and promotional materials as of the Third Amendment Effective Date.”

1.7.	Clause 4.1 as set forth below:

“Zogenix Obligation. Zogenix shall not, and shall ensure that its Affiliates and permitted sublicensees do not license (except by way of settlement Proceedings in accordance with Clause 3.3.2.2), market or sell any oral prescription only controlled release capsule or tablet formulation (other than the Product or the Altus Product) whose sole active ingredient is the Compound in the Territory for use in the Field during the Term. “

1.8.	Clause 6.6 as set forth below:

“Access.

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6.6.1    Upon Elan's prior written notice, Zogenix shall permit Elan to have access to and use of all Regulatory Applications, Regulatory Approvals, all supplements and related filings related thereto and all clinical trial data relating to the Product and to take photocopies of same as may be required by Elan (i) to fulfill reporting requirements or as otherwise may reasonably be required by Elan in connection with this Agreement, and/or (ii) to support the registration, marketing and/or manufacture of the Product for sale outside the Territory. Zogenix shall also permit Elan to have access to and use of the Elan IND, all other INDs that may be filed in relation to the Product during the Term, and all pre-clinical data (including all carcinogenicity data created by or on behalf of Zogenix during the Term) relating to the Product for use in the development and commercialization of other products (other than the Altus Product) both within and outside the Territory. For the avoidance of doubt, Elan's exclusive right to use clinical trial data relating to the Product generated by or on behalf of Zogenix is as set forth in the first sentence of this Clause 6.6.1 and in Clauses 3.2.3, 15.11 and 13.2.4.

6.6.2    During the period from the Third Amendment Effective Date through the earlier of (a) the lapse of the Option under the D&O Agreement without the exercise thereof by Zogenix, or (b) following the exercise of the Option under the D&O Agreement, the expiration or termination of the Altus Agreement, but only during the period during which [***] or the [***] have rights to the Altus Product under the [***], upon Elan's prior written notice, Zogenix shall permit Elan (or, at Elan’s request, [***] or the [***]) to have access to and use of (including taking photocopies of) all INDs relating to the Altus Product, regulatory applications for the Altus Product in the Territory, Altus Product Regulatory Approvals (including all supplements and related filings related thereto), all Development Results (as defined in the D&O Agreement), and all other clinical trial data and pre-clinical data relating to the Altus Product (but only if such clinical trial data and pre-clinical data is owned, licensed or controlled by Zogenix during the Term), in each case which would reasonably be required to support the development and registration of the Altus Product in [***] or the [***]. For the avoidance of doubt, Elan's (or [***] or the [***]) right to use such INDs, regulatory applications, Altus Product Regulatory Approvals (including all supplements and related filings related thereto), Development Results or such other clinical trial data and pre-clinical data relating to the Altus Product is solely as set forth in the first sentence of this Clause 6.6.2 and in Clause 13.2.6 and in Section 4 of the Third Amendment.

6.6.3    Any data, filings or other information provided by Zogenix to Elan under this Clause 6.6 shall be treated as Confidential Information belonging to Zogenix in accordance with Clause 15.”
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1.9.	Clause 7.5.1 as set forth below:

“(i) to the extent permitted by law and at Elan’s request, include the Elan Trademark and due acknowledgement that the Product is developed by Elan; provided, however, on and after the Third Amendment Effective Date, at Elan’s request, Zogenix shall use Commercially Reasonable Efforts to remove, to the extent permitted by law, the Elan Trademark and the acknowledgement that the Product is developed by Elan from the package insert and all trade packaging for the Product, taking into account Zogenix’s inventory of such package insert and trade packaging as of the Third Amendment Effective Date, and (ii) to the extent required by law, include due acknowledgement that the Product is manufactured by Elan (or an Elan Affiliate); and”

1.10.	Clause 7.7.1 as set forth below:

“Reports. During the Term, Zogenix shall submit to Elan the following reports:

7.7.1.1
within 30 days of the end of each calendar quarter prior to the launch of the Altus Product in the Territory, a report summarizing the development and the regulatory status of the Altus Product in the Territory during such calendar quarter; provided, however, the reporting obligation set forth in this Section 7.7.1.1 shall terminate if Zogenix does not exercise the Option under the D&O Agreement or if the Altus Agreement is otherwise terminated;

7.7.1.2
within 90 days after the filing of the first regulatory application for the Altus Product in the Territory and within 30 days of the end of each calendar quarter thereafter until receipt of the Altus Product Regulatory Approval, a report summarizing the primary promotional activities to be carried out by Zogenix for the period up to the first launch of the Altus Product in the Territory and for a period of 1 year thereafter; provided, however, the reporting obligation set forth in this Section 7.7.1.2 shall terminate if Zogenix does not exercise the Option under the D&O Agreement or if the Altus Agreement is otherwise terminated; and

7.7.1.3
within 90 days of the end of each calendar year subsequent to the receipt of Regulatory Approval until Zogenix ceases selling the Product in the Territory, a report setting forth in reasonable detail Zogenix's objectives for the coming calendar year and performance of the Product in the Territory in the prior calendar year; and

7.7.1.4
within 90 days of the end of each calendar year subsequent to the receipt of the Altus Product Regulatory Approval until Zogenix ceases selling the Altus Product in the Territory, a report setting forth in reasonable detail Zogenix's objectives for the coming calendar year and performance of the Altus Product in the Territory in the prior calendar year; provided, however, the reporting obligation set forth in this Section 7.7.1.4 shall terminate if Zogenix does not exercise the Option under the D&O Agreement or if the Altus Agreement is otherwise terminated.”

1.11.	Clause 7.7.2 as set forth below:

“Meetings. During the Term, the Parties (or their respective Affiliates) shall meet as often as reasonably requested by the other to discuss the status of all development, regulatory and commercialization activities for the Product and the Altus Product. Such meetings shall take place not more than once per calendar quarter. Such meetings may be held by telephone or videoconference. If held in person, each Party shall be responsible for its own costs in respect of travel and accommodation expenses in attending such meetings. “

1.12.	Clause 10.3 as set forth below:

“ Royalty on Sales.

10.3.1
In further consideration of the grant of the Elan License, Zogenix shall pay to Elan (i) a royalty of [***] of Net Sales of Product for the Initial Term and (ii) a royalty of [***] of Net Sales of Product for the Extended Term.

10.3.2
In addition, following exercise by Zogenix of the Option under the D&O Agreement and in consideration of the revision of the Zogenix obligation in Clause 4.1, the grant of the license with respect to the Altus Product in Clause 2.1 and/or the covenant with respect to the rights granted to Zogenix under the D&O Agreement in Clause 2.3, Zogenix shall pay to Elan the following royalties with respect to Net Sales of Altus Product:

10.3.2.1
If Elan (or an Affiliate) is manufacturing and supplying the Altus Product to Zogenix, any Affiliate of Zogenix or any permitted Zogenix sublicensee for sale in the Territory: (i) a royalty of [***] of Net Sales of Altus Product through December 31, 2019 and (ii) a royalty of [***] of Net Sales of Altus Product after December 31, 2019 through fifteen (15) years following first commercial sale of the Altus Product in the Territory; or

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10.3.2.2
If a Third Party is manufacturing and supplying the Altus Product to Zogenix, any Affiliate of Zogenix or any permitted Zogenix sublicensee for sale in the Territory: (i) a royalty of [***] of Net Sales of Altus Product through December 31, 2019 and (ii) a royalty of [***] of Net Sales of Altus Product after December 31, 2019 through fifteen (15) years following first commercial sale of the Altus Product in the Territory.

10.3.2.3
If the Altus Product is sold outside the Territory [***]. Zogenix agrees for the benefit of, and at the expense and direction of, Elan (i) to utilize any audit rights it may have pursuant to the Altus Agreement with respect to such payments and (ii) to exercise any other rights it may have pursuant to the Altus Agreement with respect to the collection of any such payments which are late or unpaid.”

1.13.	Clause 10.4 as set forth below:

“Bundling. In the event that Zogenix (or a Zogenix Affiliate or permitted sublicensee or subcontractor) shall sell the Product or Altus Product together with other products of Zogenix (or any Zogenix Affiliate) or other products of any such permitted sublicensee or permitted subcontractor, as the case may be, to Third Parties (by the method commonly known in the pharmaceutical industry as "bundling") and the price attributable to the Product or the Altus Product is less than the average price of "arms length" sales to similar customers for the reporting period in which sales occur (such sales to be excluded from the calculation of the average price of "arms length" sales), the sales price for any such sales used in calculating Net Sales shall be the average price of "arms length" sales by Zogenix or a Zogenix Affiliate or a permitted sublicensee or a permitted subcontractor to similar customers during the reporting period in which such sales occur.”

1.14.	Clause 11.1 as set forth below:

“Records. Zogenix shall keep true and accurate records of gross sales of the Product, gross sales of the Altus Product, the items deducted from the gross amount in calculating the Net Sales for the Product and for the Altus Product, the Net Sales for the Product and the Altus Product and the royalties payable to Elan under Clause 10.3. Zogenix shall deliver to Elan a written statement (the "Statement") thereof within [***] days following the end of each calendar quarter (or any part thereof in the first or last calendar quarter of this Agreement) for each calendar quarter after the receipt of Regulatory Approval. The Statement shall outline the calculation of the Net Sales from gross revenues during that calendar

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quarter, the applicable percentage rate, and a computation of the sums due to Elan. In addition to Zogenix providing Elan the Statement, Zogenix shall use its Commercially Reasonable Efforts to deliver to Elan a non-binding written sales estimate within [***] days in advance of the start of each calendar year beginning with calendar year 2014, setting forth its estimate of Product and Altus Product sales for such calendar year, which estimate shall be updated by Zogenix within [***] days of [***] of each year thereafter. The Parties' financial officers shall agree upon the format of the Statement and the annual sales estimate. “

1.15.	Clause 11.8 as set forth below:

“Audit. For the [***] period following the close of each calendar year of the Agreement, Elan and Zogenix will, in the event that the other Party reasonably requests such access, provide each other's independent certified accountants (reasonably acceptable to the other Party) with access, during regular business hours and subject to the confidentiality provisions as contained in this Agreement, to such Party's books and records relating to the Product and the Altus Product, solely for the purpose of verifying the accuracy and reasonable composition of the calculations under this Agreement for the calendar year then ended.”

1.16.	Clause 12.4 as set forth below:

“Additional Elan Termination Rights. In furtherance of and in addition to the rights and termination provided for elsewhere in this Agreement, Elan shall be entitled to terminate:

12.4.1	[intentionally deleted]

12.4.2
this Agreement and all Related Agreements, in the event that Zogenix fails to generate Net Sales of the Product of at least [***] per quarter in [***] consecutive calendar quarters beginning [***] months after the date of first commercial launch of the Product in the Territory until the earlier of (i) the end of the Term or (ii) the commercial launch of the Altus Product by Zogenix in the Territory; provided that sufficient quantities of commercial Product have been made available pursuant to the Commercial Manufacture and Supply Agreement; provided further that Elan shall have a termination right under this Section 12.4.2 only if (a) the Option under the D&O Agreement has expired without Zogenix exercising such Option or (b) Zogenix has exercised the Option under the D&O Agreement and is no longer using Commercially Reasonable Efforts to develop the Altus Product in the Territory; or

12.4.3	this Agreement and all Related Agreements, in the event that Zogenix, its Affiliates or any permitted sublicensees or

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subcontractors in connection with this Agreement knowingly challenges the validity and/or ownership of any of the Elan Patents and/or the scope of any claims therein in a formal proceeding, mediation or binding arbitration; provided, however, that Elan’s termination right under this Clause 12.4.3 may only be exercised with respect to any such challenge by a permitted sublicensee or subcontractor if the applicable agreement with the challenging sublicensee or subcontractor has not been terminated within [***] of receipt by Zogenix of written notice from Elan of such challenge.”

1.17.	Clause 12.5 as set forth below:

“Additional Zogenix Termination Rights. In furtherance of and in addition to the rights and termination provided for elsewhere in this Agreement, Zogenix shall be entitled to terminate:

12.5.1
this Agreement and all Related Agreements, where the sale of the Product is prohibited by the Regulatory Authorities in the Territory unless Zogenix has exercised the Option under the D&O Agreement or has an ongoing right to exercise the Option under the D&O Agreement, in which case Zogenix may not terminate this Agreement (but may terminate the Related Agreements) under this Clause 12.5.1;

12.5.2
this Agreement, all Related Agreements and the Altus Product Supply Agreement, if any, if Zogenix has commenced the sale of the Altus Product in the Territory and no longer sells the Product in the Territory, where the sale of the Altus Product is prohibited by the Regulatory Authorities in the Territory;

12.5.3
this Agreement, all Related Agreements and the Altus Product Supply Agreement, if any, at any time without cause upon [***] written notice to Elan, provided, however, that if Zogenix has exercised the Option under the D&O Agreement, or has an ongoing right to exercise the Option under the D&O Agreement, and the sale of the Altus Product is not prohibited by the Regulatory Authorities in the Territory, Zogenix may not terminate this Agreement (but may terminate the Related Agreements and the Altus Product Supply Agreement, if any) under this Clause 12.5.3; or

12.5.4
this Agreement, all Related Agreements and the Altus Product Supply Agreement, if any, in the event that Elan or its Affiliates knowingly challenges (i) the validity and/or ownership in the Territory of any of the Altus Patents (as listed in the D&O Agreement on the Third Amendment Effective Date), and/or the scope of any claims therein in a formal proceeding, mediation or binding arbitration or (ii) the ownership in the Territory of any of

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the Altus Product Patents (as defined in the D&O Agreement), the validity of any claim of the Altus Product Patents that covers and is exclusively related to the Altus Product and/or the scope of any such claim in a formal proceeding, mediation or binding arbitration.

For the avoidance of doubt, other than pursuant to Clause 12.3 or Clause 12.5.4, Zogenix may not terminate this Agreement, any Related Agreement (except pursuant to the provisions of any such Related Agreement) or the Altus Product Supply Agreement, if any, during the period following Zogenix’s exercise of the Option under the D&O Agreement or while Zogenix has an ongoing right to exercise the Option under the D&O Agreement unless Zogenix is unable to develop and/or commercialize, or has no further intention of developing and/or commercializing and has permanently ceased to sell, either directly or through any Zogenix Affiliate, sublicensee, subcontractor or other intermediate, both the Product and the Altus Product in the Territory.”

1.18.	Clause 13.2.4 as set forth below:

“13.2.4	if termination of this Agreement is effected by Elan under Clauses 12.3 or 12.4 or by Zogenix under Clauses 12.5.1, 12.5.2 or 12.5.3:

13.2.4.1 Elan shall be entitled to research, develop and commercialise the Product for its own benefit in the Territory;

13.2.4.2	Elan shall be entitled to file for Regulatory Approval in the Territory;

13.2.4.3
Zogenix shall transfer or procure the transfer to Elan (or such other entity as Elan may specify) of all relevant INDs (including the Elan IND), Regulatory Applications and Regulatory Approvals at no cost to Elan, insofar as such transfer is permitted by applicable laws, and permit Elan to access and/or reference such of its data (including but not limited to Product Data) as is necessary to enable Elan to market the Product in the Territory;

13.2.4.4
Elan shall be granted an irrevocable, perpetual, royalty-free, exclusive license to use the Zogenix Intellectual Property (other than pursuant to a Third Party License which is addressed in Clause 13.2.4.5 hereunder) and the trademark Zogenix has used during the Term to commercialize the Product in the Territory in connection with any subsequent commercialization of the Product in the Territory;

13.2.4.5
Zogenix shall assign Elan, at Elan’s request (to the extent contractually permitted by such Third Party Licenses), any Third Party Licenses granted to Zogenix in relation to the Product and Elan will be responsible for any payments thereunder in respect of activities related to the Product by Elan following termination or expiration; and

13.2.4.6	Elan shall either:

13.2.4.6.1    give notice to Zogenix that it wishes Zogenix to cease to commercialise the Product in the Territory, in which event Zogenix shall do so except for meeting any uncancellable orders which cannot be transferred to Elan and Elan shall purchase Zogenix’s saleable inventory of Product at cost; or

13.2.4.6.2    permit Zogenix for a period not exceeding [***] months to exhaust its stock of Product –

subject always to the relevant provisions of this Agreement including those as to the use of trademarks and the financial provisions.”

1.19.	New Clauses 13.2.6 and 13.2.7 as set forth below:

“13.2.6
In addition to the rights set forth in Clause 13.2.4 above, if termination is effected by Elan under Clauses 12.3 or 12.4 and only if Zogenix (i) has exercised the Option under the D&O Agreement, or (ii) has an ongoing right to exercise the Option under the D&O Agreement:

13.2.6.1	subject to Clause 13.2.6.6, Zogenix shall cease all research, development or commercialization of the Altus Product in the Territory;

13.2.6.2
if Zogenix has an ongoing right to exercise the Option under the D&O Agreement, Zogenix shall not exercise the Option, unless Elan requests Zogenix to do so in connection with an assignment of the Altus Agreement pursuant to Clause 13.2.6.5;

13.2.6.3
Zogenix shall transfer or procure the transfer to Elan (or such other entity as Elan may specify) of all INDs relating to the Altus Product, regulatory applications for the Altus Product in the Territory, Altus Product Regulatory Approvals (including all supplements and related filings related thereto), all Development Results, and all other clinical trial data and pre-clinical data relating to the Altus

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Product (but only if such clinical trial data and pre-clinical data is owned, licensed or controlled by Zogenix during the Term), at no cost to Elan, insofar as such transfer is permitted by applicable laws, and permit Elan to access and/or reference such of its Development Results and such other clinical trial data and pre-clinical data relating to the Altus Product as is necessary to enable Elan to market the Altus Product in the Territory;

13.2.6.4
Elan shall be granted an irrevocable, perpetual, royalty-free, exclusive license to use the Zogenix Intellectual Property (other than pursuant to the Altus Agreement or Third Party intellectual property licenses for the Altus Product which are addressed in Clause 13.2.6.5) and the trademark Zogenix has used during the Term to commercialize the Altus Product in the Territory in connection with any subsequent commercialization of the Altus Product in the Territory;

13.2.6.5
Zogenix shall assign Elan, at Elan’s request, the Altus Agreement and (to the extent contractually permitted by such Third Party licenses) any Third Party intellectual property licenses granted to Zogenix in relation to the Altus Product in the Territory, and Elan will be responsible for any payments thereunder in respect of activities related to the Altus Product by Elan following termination or expiration; and

13.2.6.6	Elan shall either:

13.2.6.6.1    give notice to Zogenix that it wishes Zogenix to cease to commercialise the Altus Product in the Territory, in which event Zogenix shall do so except for meeting any uncancellable orders which cannot be transferred to Elan and Elan shall purchase Zogenix’s saleable inventory of the Altus Product at cost; or

13.2.6.6.2    permit Zogenix for a period not exceeding [***] months to exhaust its stock of the Altus Product.

subject always to the relevant provisions of this Agreement including the financial provisions.

13.2.7	If termination is effected by Zogenix under Clause 12.5.4, at Zogenix’s option:

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13.2.7.1	all rights and licenses under this Agreement, including the Elan License and the Manufacturing License, shall terminate in their entirety and be of no further effect; or

13.2.7.2
if the notice of termination so specifies, this Agreement shall continue in full force and effect, save that the royalty payable under Clause 10.3.2 by Zogenix to Elan shall be reduced to [***] of the amount otherwise payable thereunder for the Net Sales of any Altus Product sold in the Territory by Zogenix, any Affiliate of Zogenix or any permitted Zogenix sublicensee after termination is effected by Zogenix under Clause 12.5.4.”

1.20.	Clause 14.6 as set forth below:

“Indemnification (Medical Claims). Zogenix shall indemnify Elan against all Claims made or brought against Elan by a Third Party seeking damages for personal injury (including death) and/or for the cost of medical treatment, caused by or attributed to the use of Product or Altus Product administered or sold by Zogenix, its Affiliates, a permitted sublicensee or a permitted subcontractor in the Territory, but without prejudice to any right of indemnification Zogenix may have against Elan or an Elan Affiliate under the Services Agreement, Commercial Manufacture and Supply Agreement or Altus Product Supply Agreement; provided, however, Zogenix shall not so indemnify Elan or its Affiliates to the extent that Zogenix is entitled to be indemnified by Elan or an Elan Affiliate.”

1.21.	Clause 14.9 as set forth below:

“Exclusion of Implied Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ZOGENIX ACKNOWLEDGES THAT THE ELAN LICENSE, THE LICENSE FOR THE ALTUS PRODUCT AND THE MANUFACTURING LICENSE ARE GRANTED AND THAT THE ELAN IND SHALL BE TRANSFERRED ON AN "AS IS" BASIS, WITHOUT REPRESENTATION OR WARRANTY WHETHER EXPRESS OR IMPLIED INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR INFRINGEMENT OF THIRD PARTY RIGHTS, AND ALL SUCH WARRANTIES ARE EXPRESSLY DISCLAIMED TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS.”

1.22.	The first sentence of Clause 14.13 as set forth below:

“Zogenix shall maintain comprehensive general liability insurance in respect of all activities conducted by it with respect to the Product or Altus Product appropriate for a company of its size engaged in similar commercial activities,

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including product liability insurance on the Product and Altus Product.”

1.23.	The first sentence of Clause 15.1 as set forth below:

“The Parties agree that it will be necessary, from time to time, to disclose to each other confidential and proprietary information, including inventions, trade secrets, specifications, designs, data, know-how and other proprietary information relating to the Product, the Altus Product, processes, services and business of the disclosing Party or its Affiliates.”

1.24.	Clause 16.3.4 and a new Clause 16.3.5 (which was Clause 16.3.4 prior to this Third Amendment) as set forth below:

“16.3.4
Notwithstanding Clause 16.3.2 above, following the exercise by Zogenix of the Option under the D&O Agreement, the commercial launch of the Altus Product in the Territory and the discontinuation of the sale of the Product in the Territory, Zogenix may assign this Agreement to any Third Party without Elan’s prior written consent, subject to the conditions set out below:

16.3.4.1	Zogenix must make Elan whole for any tax consequence associated with any such assignment;

16.3.4.2	On or before the date of assignment, Elan shall receive all monies due and owing from Zogenix as of the assignment date;

16.3.4.3	Zogenix must identify all Elan Confidential Information in its possession, and either return to Elan or forward to its assignee, as directed by Elan; and

16.3.4.4
Each Party must cooperate as required with the other Party and Zogenix’s assignee both before and after the assignment to ensure the smooth transition between Zogenix and assignee on all regulatory and operational matters relating to this Agreement and, if applicable, all Related Agreements.

16.3.5
Elan may assign this Agreement along with each of the Related Agreements without Zogenix's consent to any Third Party which (a) succeeds to the ownership of the Elan Patents in their entirety and (b) agrees to fulfil all of Elan’s responsibilities under this Agreement and, if applicable, each of the Related Agreements.”

2.	Additional Amendments to License Agreement.

2.1.
Upon and from the commercial launch of the Altus Product in the Territory, Zogenix’s obligations to use Commercially Reasonable Efforts under the License Agreement with respect to the Product shall be deemed to have been satisfied. Following the commercial launch of the Altus Product, Zogenix shall use Commercially Reasonable Efforts to market and promote the Altus Product throughout the Territory.

2.2.
Daravita acknowledges that Zogenix intends to enter into an agreement with Halo Pharmaceuticals Inc. and/or one or more of its Affiliates (altogether, "Halo") for the manufacturing development and primary commercial supply of Altus Product. Nonetheless, if at any time during the Term, Zogenix desires and is permitted under its agreement with Halo, if such agreement is in effect, or otherwise if such agreement is not in effect, to (i) qualify a back-up supplier for Altus Product or (ii) switch its primary supply for Altus Product to an alternate supplier, then Zogenix shall notify Daravita of the same and the parties shall evaluate and discuss in good faith an arrangement whereby Daravita (or an Affiliate) would serve as a back-up manufacturer or alternate primary supplier for the commercial supply of Altus Product to Zogenix, any Affiliate of Zogenix or any permitted Zogenix sublicensee for sale in the Territory (the “Altus Product Supply Agreement”). For clarity, neither Zogenix nor Daravita shall be obligated to have Daravita (or an Affiliate) manufacture commercial supplies of Altus Product for Zogenix, any Affiliate of Zogenix or any permitted Zogenix sublicensee. If Daravita and Zogenix agree to the terms of such an arrangement, the Altus Product Supply Agreement shall be negotiated and executed by the Parties. Zogenix shall not enter into any definitive agreement with any Third Party (other than Halo) for manufacture and commercial supply of the Altus Product prior to discussing with Daravita pursuant to this Clause 2.2 an arrangement whereby Daravita (or an Affiliate) would perform such manufacture and commercial supply.

3.
Daravita Consent. Daravita acknowledges and agrees that the [***] may be disclosed to Altus pursuant to the D&O Agreement and by its signature on this Third Amendment Daravita provides its written consent to such disclosure, as required pursuant to Clause 2.2.2.5 of the License Agreement. For clarity, the [***] shall be treated as Confidential Information belonging to Elan and shall be subject to Clause 15.

4.
[***]. During the period from the Third Amendment Effective Date through the earlier of (a) the lapse of the Option under the D&O Agreement without the exercise thereof by Zogenix, or (b) following the exercise of the Option under the D&O Agreement, the expiration or termination of the Altus Agreement, but only during the period during which [***] or the [***] have rights to the Altus Product under the [***], in addition to the rights set forth in Clause 6.6.2 of the License Agreement, Daravita may request that Zogenix provide (if owned, licensed or controlled by Zogenix), or otherwise use Commercially Reasonable Efforts to require Altus to provide, to Daravita or directly to [***] or the [***]: (i) any data and information relating to post-marketing clinical studies (including investigator sponsored studies), publications, pharmacovigilance, safety monitoring, recalls or seizures with respect

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to the Altus Product and other comparable data and information with respect to the Altus Product, and (ii) at Daravita’s cost and expense, such technical assistance related to the rights and items provided under the License Agreement and this Third Amendment with respect to the development and manufacture of the Altus Product for [***] and the registration and commercialization of the Altus Product in [***] or the [***]. At Daravita’s request, Zogenix shall also use its Commercially Reasonable Efforts to cause any Third Party who may be selected as the manufacturer and supplier of the Altus Product to Zogenix, any Affiliate of Zogenix or any permitted Zogenix sublicensee for sale in the Territory to manufacture and supply the Altus Product to [***] or the [***] for sale in [***], with such manufacture and supply to be on substantially the same terms and conditions as those on which such Third Party so manufactures and supplies the Altus Product to Zogenix, any Affiliate of Zogenix or any permitted Zogenix sublicensee, taking into account volume and other customary discounts that may be applicable to Zogenix (its Affiliates or permitted Zogenix sublicensees) based on quantities or other patterns of ordering the Altus Product.

5.
Simultaneous Amendment to Commercial Manufacture and Supply Agreement. In connection with this Third Amendment, Daravita and Zogenix shall enter into an amendment to the Commercial Manufacture and Supply Agreement.

6.	Deletion of Schedule 2. Schedule 2 of the License Agreement is hereby deleted in its entirety.

7.
Altus Agreement. Zogenix hereby represents and warrants to Daravita, as of the Third Amendment Effective Date, that Zogenix has provided to Daravita a true, complete and correct copy of the Altus Agreement as in effect on the Third Amendment Effective Date (with financial, commercial or proprietary terms redacted, but only to the extent that Daravita is still able to estimate the impact of the Altus Agreement upon Daravita).

8.	No Other Amendments. All other terms and conditions of the License Agreement remain unchanged and continue to be in full force and effect.

9.
Counterparts; Signatures. This Third Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Third Amendment. Signatures provided by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail shall be deemed to be original signatures.

10.
Governing Law; Jurisdiction. This Third Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws rules, and shall be subject to the exclusive jurisdiction of the State and Federal Courts located in New York, New York.

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IN WITNESS WHEREOF Daravita and Zogenix have caused this Third Amendment to be executed by their duly authorized representatives to be effective as of the Third Amendment Effective Date.

DARAVITA LIMITED

By: /s/ Tom Riordan

Title: Director

ZOGENIX, INC.

By: /s/ Roger L. Hawley

Title: CEO